UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2009

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-15360

Oregon	93-1099680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20245 SW 95th Avenue Tualatin, Oregon	97062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 692-8001

Former name or former address if changed since last report:

No Change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 15, 2009, Bioject Medical Technologies Inc. (“Bioject”) entered into Binding Memorandum of Terms (the “Memorandum”) with Signet Healthcare Partners, LLC (“Signet”), the fund manager of each of Life Sciences Opportunities Fund II (Institutional), L.P. and Life Sciences Opportunities Fund II, L.P. (collectively, the “LOF Funds”) relating to those two Convertible Subordinated Promissory Notes, dated as of December 5, 2007, issued by Bioject to the LOF Funds in the aggregate principal amount of $600,000 (the “Notes”) and the issuance of Series G Convertible Preferred Stock (“Series G Preferred”). The Memorandum is an enforceable agreement between Bioject and Signet.

Pursuant to the terms of the Memorandum, Bioject will issue shares of Series G Preferred with an issuance price of $0.13 per share for approximately $1.125 million payable as follows:

•	conversion of existing Notes of approximately $675,000, including accrued interest; and

•	cash of $450,000.

Each share of Series G Preferred will be convertible at any time into one share of Bioject’s common stock at the rate of $0.13 per share, subject to standard anti-dilution adjustments and has the following rights and preferences:

•	the Series G Preferred will rank senior to all other outstanding preferred and common stock;

•	in the event of liquidation, the Series G Preferred holders will receive $0.13 per share plus any accrued and unpaid dividends prior to any payments to any other series of preferred or common stock;

•	no preferred stock will be issued in the future which is senior to the Series G Preferred, unless consented to by the holders of the Series G Preferred;

•	the Series G Preferred will accrue an 8% per annum dividend, paid annually;

•	if the Board does not declare a dividend, dividends will accrue at 10% per annum from the date of issuance, on a cumulative basis;

•	dividends may be paid in cash or in additional shares of Series G Preferred at the original issuance price of $0.13 per share; and

•	Series G Preferred votes on an as-converted basis.

Additional significant terms of the Memorandum include the following:

•	Bioject’s board of directors shall consist of six members, two of which will be nominated by the Series G Preferred;

•	a “plain vanilla” charter and bylaws, reasonably acceptable to Signet, the manager of the LOF Funds, will be submitted for shareholder approval;

•

an additional option pool equal to 10% of the issued and outstanding common stock will be established and awarded to existing management and others (such as directors and/or consultants) deemed essential by the Board of Directors for value creation going forward. These options will be awarded with an exercise price equal to the issue price of the Series G Preferred. 25% of the options will vest on December 31st of each of 2010, 2011, 2012 and 2013, except that vesting will be accelerated upon a change of control. The options will have a term of 10 years but will contain standard provisions relating to the termination of employment;

•

all terms in this Memorandum and any associated documentation which require shareholder approval in order to be valid and effective will be submitted for shareholder approval at Bioject’s shareholder meeting to be held as soon as reasonably practicable;

•

the maturity date of the existing Notes will be extended from September 15, 2009 to the date occurring 10 business days after the date of the shareholder meeting referred to above. If the shareholders do not approve the terms of the Memorandum at such meeting, the Notes and all accrued interest thereon will become due and payable on such 10th business day;

•

Except for ongoing business transactions already in process and the actions of Ferghana Partners under its engagement letter with Bioject, Bioject may not solicit or accept any offers to purchase any capital stock or assets of the company or any acquisition of the company for a period beginning the 31st day after execution of the Memorandum and ending the seventh business day following the shareholder meeting; and

•

until the 30th day following execution of the Memorandum, Bioject has the right to solicit offers and enter into a competing transaction, so long as the transaction has materially superior terms as determined by Bioject’s Board of Directors, the Notes are paid in full at closing and the LOF Funds are paid a fee of $200,000 at closing as liquidated damages.

The entire Board of Directors of Bioject voted to approve the Memorandum and to take all actions necessary to consummate its terms, other than one director who has a financial interest in Signet and abstained from the vote.

For the complete terms of the Memorandum, please refer to Exhibit 10.1 filed as an exhibit to this Form 8-K.

Additional Information and Where to Find It

Bioject intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement with respect to some of the matters described in this filing (the “proxy statement”). BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS AND INVESTORS OF BIOJECT ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BIOJECT AND THE MATTERS TO BE VOTED UPON. Investors and security holders may obtain copies of the proxy statement, free of charge, at the SEC’s web site at www.sec.gov. Investors and security holders also may obtain these documents free of charge from Bioject at the Investor Relations link on Bioject’s web site at www.bioject.com or by contacting Bioject’s Investor Relations at (503) 692-8001.

Bioject and its directors and executive officers may be deemed participants in the solicitation of proxies from security holders in connection with the matters described herein to be submitted to shareholders. Information about the directors and executive officers of Bioject and information about other persons who may be deemed participants in this transaction will be included in the proxy statement. You can find information about Bioject’s directors and executive officers in its annual report (Form 10-K) filed with the SEC on March 31, 2009 and its amendment thereto (Form 10-K/A) filed April 30, 2009. You can obtain free copies of these documents from the SEC or from Bioject using the contact information above.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is filed herewith and this list is intended to constitute the exhibit index:

10.1	Binding Memorandum of Terms dates September 14, 2009 between Bioject Medical Technologies Inc. and Signet Healthcare Partners, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2009	BIOJECT MEDICAL TECHNOLOGIES INC.
(Registrant)

/s/ CHRISTINE M. FARRELL
Christine M. Farrell
Vice President of Finance
(Principal Financial and Accounting Officer)

3